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EXHIBIT 21.1


                             WANG LABORATORIES, INC.
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                                  SUBSIDIARIES
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Wang Australia Pty. Limited - Australia
Wang Europe S.A./N.V. - Belgium
Wang Canada Limited - Canada
Financial Service International, Inc. - Delaware
Wang Government Services, Inc. - Delaware
Wang Laboratories Puerto Rico, Inc. - Delaware
Wang France S.A. - France
Wang Deutschland GmbH - Germany
Wang Pacific Limited - Hong Kong
Wang Ireland Limited - Ireland
Wang Italia S.p.A. - Italy
Wang Computer Korea, Ltd. - Korea
I-NET, Inc. - Maryland
Wang International Holding, Inc. - Massachusetts
Wang de Mexico, S. A. de C. V. - Mexico
Wang Nederland B.V. - Netherlands
Wang Laboratories Ireland B.V. - Netherlands
Wang Computadoras, Inc. - Puerto Rico
Wang Computers (Private) Limited - Singapore
Wang Espana, S.A. - Spain
Wang (Schweiz) AG - Switzerland
Recordskill Limited - United Kingdom
Wang (UK) Limited - United Kingdom
Wang Holdings Limited - United Kingdom
Wang I-NET Limited - United Kingdom
Advanced Paradigms, Inc. - Virginia